Exhibit 11

                           GreenMan Technologies, Inc.

                     Statement Regarding Net Loss per Share

                               September 30, 1999

                                                            Four Months Ended
                                       Year Ended             September 30,            Year Ended
                                         May 31,      ----------------------------    September 30,
                                          1998            1997           1998             1999
                                      ------------    ------------    ------------    ------------
Net loss ..........................   $ (6,324,986)   $ (1,429,015)   $ (2,326,086)   $ (4,657,861)
                                      ============    ============    ============    ============
Net loss per share - basic ........   $      (2.44)   $      (0.90)       $ (0 .37)   $      (0.43)
                                      ============    ============    ============    ============
Weighted average shares outstanding      2,596,776       1,579,548       6,247,793      10,750,855
                                      ============    ============    ============    ============